EX-99 77.C

RESULTS OF SHAREHOLDER MEETING (UNAUDITED)

CALVERT VARIABLE PRODUCTS, INC.

Special Meetings of Shareholders

The Special Meeting of Shareholders of Calvert VP S&P 500 Index Portfolio, Calvert VP S&P MidCap 400 Index Portfolio, Calvert VP Russell 2000 Small Cap Index Portfolio, Calvert VP EAFE International Index Portfolio, Calvert VP Nasdaq 100 Index Portfolio, Calvert VP Investment Grade Bond Index Portfolio, Calvert VP Volatility Managed Moderate Portfolio, Calvert VP Volatility Managed Moderate Growth Portfolio and Calvert VP Volatility Managed Growth Portfolio, each a series of Calvert Variable Products, Inc. (each a Portfolio and collectively, the Portfolios) was held on December 16, 2016. At the meeting, the following shares of each Portfolio were represented:

Fund
Shares Represented
by Proxy
Percentage of
Shares Outstanding
Calvert VP S&P 500 Index Portfolio

3,900,574.910
 98.146%

Calvert VP S&P MidCap 400 Index Portfolio

4,548,593.122
 97.726%

Calvert VP Russell 2000 Small Cap Index Portfolio

1,990,853.216
94.717%

Calvert VP EAFE International Index Portfolio

1,564,891.122
92.318%

Calvert VP Nasdaq 100 Index Portfolio

1,836,090.831
90.417%

Calvert VP Investment Grade Bond Index Portfolio

3,036,636.493
98.226%

Calvert VP Volatility Managed Moderate Portfolio

6,764,978.115
99.964%

Calvert VP Volatility Managed Moderate Growth Portfolio

4,823,754.005
99.981%

Calvert VP Volatility Managed Growth Portfolio

7,617,867.334
99.994%

Shareholders of Calvert VP S&P 500 Index Portfolio, Calvert VP S&P
MidCap 400 Index Portfolio, Calvert VP Russell 2000 Small Cap Index Portfolio, Calvert VP EAFE International Index Portfolio, Calvert VP Nasdaq 100 Index Portfolio, Calvert VP Investment Grade Bond Index Portfolio, Calvert VP Volatility Managed Moderate Portfolio, Calvert
VP Volatility Managed Moderate Growth Portfolio and Calvert VP Volatility
 Managed Growth Portfolio voted on the following proposals:

1. Approval of a new investment advisory agreement with Calvert
Research and Management

Fund
Affirmative
Against
Abstain

Calvert VP S&P 500 Index Portfolio

3,622,787.860
102,967.987
174,819.063

Calvert VP S&P MidCap 400 Index Portfolio

4,053,400.535
155,558.899
339,633.688

Calvert VP Russell 2000 Small Cap Index Portfolio

1,850,926.273
64,190.025
 75,736.918

Calvert VP EAFE International Index Portfolio

1,460,692.432
31,029.650
 73,169.040

Calvert VP Nasdaq 100 Index Portfolio

1,619,304.655
115,179.819
101,606.357

Calvert VP Investment Grade Bond Index Portfolio

2,727,159.841
82,160.834
227,315.818

Calvert VP Volatility Managed Moderate Portfolio

6,130,238.414
104,568.676
530,171.025

Calvert VP Volatility Managed Moderate Growth Portfolio

4,290,267.659
108,387.044
425,099.302

Calvert VP Volatility Managed Growth Portfolio

6,704,845.052
290,285.425
622,736.857

Shareholders of Calvert VP S&P MidCap 400 Index Portfolio Class F, Calvert VP Russell 2000 Small Cap Index Portfolio Class F, Calvert VP EAFE International Index Portfolio Class F, Calvert VP Nasdaq 100 Index Portfolio Class F, Calvert VP Investment Grade Bond Index Portfolio Class F, Calvert VP Volatility Managed Moderate Portfolio Class F, Calvert VP Volatility Managed Moderate Growth Portfolio Class F and Calvert VP Volatility Managed Growth Portfolio Class F voted on the following proposal:

1. Approval of Master Distribution Plan for Class F Shares

Fund
Affirmative
Against
Abstain

Calvert VP S&P MidCap 400 Index Portfolio Class F

1,989,090.107
110,481.611
 264,320.481

Calvert VP Russell 2000 Small Cap Index Portfolio Class F

270,474.314
5,844.489
79.742

Calvert VP EAFE International Index Portfolio Class F

53,765.970
 2,632.475
2,780.780

Calvert VP Nasdaq 100 Index Portfolio Class F

21,080.343
 0.000
0.000

Calvert VP Investment Grade Bond Index Portfolio Class F

1,810.839
0.000
0.000

Calvert VP Volatility Managed Moderate Portfolio Class F

6,011,261.515
102,137.595
651,579.005

Calvert VP Volatility Managed Moderate Growth Portfolio Class F

3,988,851.978
205,237.237
629,664.790

Calvert VP Volatility Managed Growth Portfolio Class F

6,889,795.244
 220,492.013
507,580.076

Shareholders of Calvert VP S&P 500 Index Portfolio, Calvert VP S&P MidCap 400 Index Portfolio, Calvert VP Russell 2000 Small Cap Index Portfolio, Calvert VP Nasdaq 100 Index Portfolio, Calvert VP Investment Grade Bond Index Portfolio, Calvert VP Volatility Managed Moderate Portfolio, Calvert VP Volatility Managed Moderate Growth Portfolio and Calvert VP Volatility Managed Growth Portfolio voted on the following proposal:

1. Approval of a new investment sub-advisory agreement with Ameritas Investment Partners, Inc.

Fund
Affirmative
Against
Abstain
Calvert VP S&P 500 Index Portfolio

3,601,088.953
85,394.297
214,091.661

Calvert VP S&P MidCap 400 Index Portfolio

4,052,992.037
193,404.083
302,197.002

Calvert VP Russell 2000 Small Cap Index Portfolio

1,858,340.059
59,685.506
72,827.650

Calvert VP Nasdaq 100 Index Portfolio

1,584,580.404
127,558.449
123,951.979

Calvert VP Investment Grade Bond Index Portfolio

2,750,438.418
61,498.880
 224,699.196

Calvert VP Volatility Managed Moderate Portfolio

6,036,035.823
140,731.860
588,210.432

Calvert VP Volatility Managed Moderate Growth Portfolio

4,293,114.251
108,355.093
422,284.660

Calvert VP Volatility Managed Growth Portfolio

6,924,195.023
267,366.263
426,306.048

Shareholders of Calvert VP Volatility Managed Moderate Portfolio,
 Calvert VP Volatility Managed Moderate Growth Portfolio and Calvert
VP Volatility Managed Growth Portfolio voted on the following proposal:

1. Approval of a new investment sub-advisory agreement with Milliman Financial Risk Management, LLC

Fund
Affirmative
Against
 Abstain

Calvert VP Volatility Managed Moderate Portfolio

5,951,494.254
197,861.626
615,622.235

Calvert VP Volatility Managed Moderate Growth Portfolio

4,100,086.645
194,327.043
529,340.316

Calvert VP Volatility Managed Growth Portfolio

6,794,099.397
269,072.402
554,695.535

Shareholders of Calvert Variable Products, Inc. voted on the following proposal:

1. To elect Directors of Calvert Variable Products, Inc.:

Nominee
For
Withheld

Richard L. Baird, Jr.
34,146,518.824
1,937,720.324

Alice Gresham Bullock
 34,141,008.012
1,943,231.136

Cari Dominguez
34,135,570.459
1,948,668.689

Miles D. Harper III
34,150,095.122
1,934,144.026

John G. Guffey, Jr.
34,155,185.988
1,929,053.160

Joy V. Jones
34,148,893.459
 1,935,345.689

Anthony A. Williams
34,080,625.785
2,003,613.363

John H. Streur
33,707,810.751
2,376,428.397


Special Meeting of Shareholders

The Special Meeting of Shareholders of Calvert VP SRI Large Cap Core Portfolio and Calvert VP Natural Resources Portfolio, each a series of Calvert Variable Products, Inc. (each a Portfolio and collectively, the Portfolios) was held on September 9, 2016. At the meeting, the following shares of each Portfolio were represented:

Fund
Shares Represented
by Proxy
Percentage of
Shares Outstanding

Calvert VP SRI Large Cap Core Portfolio
 902,685.767
 99.917%

Calvert VP Natural Resources Portfolio 698,806.436
97.269%

Shareholders of Calvert VP SRI Large Cap Core Portfolio voted on the following proposal:

1. To approve a proposed Agreement and Plan of Reorganization (the Reorganization Plan), providing for the transfer of all of the assets of the Calvert VP SRI Large Cap Core Portfolio to the Calvert VP S&P 500 Index Portfolio, each a series of Calvert Variable Products, Inc., in exchange for shares of the Calvert VP S&P 500 Index Portfolio and the assumption by Calvert VP S&P 500 Index Portfolio of the liabilities of Calvert VP SRI Large Cap Core Portfolio. The Reorganization Plan also provides for distribution of these Calvert VP S&P 500 Index Portfolio shares to the holders of Calvert VP SRI Large Cap Core Portfolio shares in liquidation and subsequent termination of the Calvert VP SRI Large Cap Core Portfolio.

Fund
Affirmative
Against
Abstain

Calvert VP SRI Large Cap Portfolio
 810,154.217
16,990.217
75,541.333

Shareholders of Calvert VP Natural Resources Portfolio voted on the following proposal:

1. To approve a proposed Agreement and Plan of Reorganization (the Reorganization Plan), providing for the transfer of all of the assets of the Calvert VP Natural Resources Portfolio to the Calvert
VP Russell 2000 Small Cap Index Portfolio, each a series of Calvert Variable Products, Inc., in exchange for Class I shares of the Calvert
VP Russell 2000 Small Cap Index Portfolio and the assumption by Calvert
 VP Russell 2000 Small Cap Index Portfolio of the liabilities of Calvert VP Natural Resources Portfolio. The Reorganization Plan also provides for distribution of these Calvert VP Russell 2000 Small Cap Index Portfolio shares to the holders of Calvert VP Natural Resources Portfolio shares in liquidation and subsequent termination of the Calvert VP Natural Resources Portfolio.


Fund
Affirmative
Against
Abstain

Calvert VP Natural Resources Portfolio

632,944.549
22,973.088
42,888.799